Exhibit 99.1

News Release
For release on Wed. July 10, 2019 at 5:30 a.m. PT

Inpixon to Acquire Indoor Mapping Leader Jibestream

PALO ALTO, Calif. – Inpixon (Nasdaq: INPX) (the “Company” or “Inpixon”), a leading indoor positioning and data analytics company, announced today that it has signed a definitive agreement to acquire Jibestream Inc. (“Jibestream”), a premier provider of indoor mapping and location technology.

Jibestream offers a full-featured geospatial platform that integrates business data with high-fidelity indoor maps to create smart indoor spaces. Jibestream states their solution is deployed in hundreds of buildings globally including numerous marque venues such as Mall of America, The Pentagon, Westfield World Trade Center, San Francisco International Airport, several Veteran Affairs hospitals and Mall of the Emirates. Jibestream was selected as a “Cool Vendor” by global research firm Gartner in the 2018 Cool Vendors in Location Services for Wayfinding report, and was named as a Top Geospatial Company in 2019 by Geoawesomeness.

“The addition of Jibestream’s mapping capabilities and technologies is a pivotal and transformative step in our mission to be the global leader for indoor data,” said Nadir Ali, Inpixon CEO. “Our ability to provide a single indoor location platform that now provides mapping with what we believe is the most accurate positioning the market has to offer, comprehensive analytics that provide deep, meaningful insights for our customers, and the SDKs and APIs to fuel a thriving partner ecosystem sets us apart from competitors. Gradually, Inpixon’s indoor location data platform will ingest data from various third party IoT sensors and databases in addition to its own proprietary sensors to deliver information critical to a multitude of industries and disciplines including marketing, customer experience, operations and security. Inpixon’s depiction of indoor data will give each user a unique view of their indoor data, from wayfinding, visitor analytics and marketing campaigns to video camera integration and cybersecurity threat detection. Inpixon’s analytics engine and artificial intelligence will continue to anonymize devices, ensuring privacy and security, as we deliver on our mission to do good with indoor data.”

“Over the last few months Inpixon has been focused on executing its strategic acquisition strategy allowing it to be able to significantly enhance its capabilities and strengthen its global partner network,” continued Mr. Ali. “We have established new technology integration partnerships with marquee players, such as IBM and VMware, we’ve expanded our product line to offer entry-level solutions with IPA Wi-Fi and IPA Pod, and we’ve enhanced our technology portfolio with the addition of video management system integration and GPS technology allowing us to expand our solution offerings by seamlessly merging the indoors and outdoors.”

“Bringing Jibestream and Inpixon together is a winning combination that will be unprecedented in the market,” commented Chris Wiegand, Jibestream CEO. “This acquisition will grant both companies access to a more comprehensive suite of products bringing even greater benefits to our customers and partners. Combined, we will have a unique and powerful portfolio with the potential to further our commitment to making the indoor world digitally addressable changing the way people live, work and play indoors.”

Answers to frequently asked questions about this announcement can be found on the FAQ available here.

The proposed acquisition consists of a purchase price that includes a combination of cash and equity and is subject to customary closing conditions. For additional details, please reference the Company’s current report on Form 8-K to be filed with the U.S. Securities and Exchange Commission.

About Jibestream

Jibestream is an award-winning software company that specializes in merging the location dimension into enterprise solutions for real-time visual intelligence. The company’s premier indoor mapping platform gives developers the tools to create tailored map-enabled web and mobile applications while having centralized management of all associated data. For more information, please visit jibestream.com or connect with Jibestream on LinkedIn, Twitter and Facebook.

About Inpixon

Inpixon (Nasdaq: INPX) is a leader in Indoor Positioning Analytics (IPA). Inpixon IPA Sensors are designed to find all accessible cellular, Wi-Fi, and Bluetooth devices anonymously. Paired with a high-performance data analytics platform, this technology delivers visibility, security, and business intelligence on any commercial or government location worldwide. Inpixon’s products and professional services group help customers take advantage of mobile, big data, analytics, and the Internet of Things (IoT) to uncover the untold stories of the indoors. For the latest insight on IPA, follow Inpixon on LinkedIn, @InpixonHQ on Twitter, and visit inpixon.com.

Safe Harbor Statement

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of the control of Inpixon and its subsidiaries, which could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the consummation of the acquisition which is subject to the terms of the definitive agreement, the Company’s ability to integrate Jibestream’s indoor mapping technology into its platform, the fluctuation of economic conditions, the performance of management and employees, Inpixon’s ability to obtain financing, competition, general economic conditions and other factors that are detailed in Inpixon’s periodic and current reports available for review at sec.gov. Furthermore, Inpixon operates in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. Inpixon disclaims any intention to, and undertakes no obligation to, update or revise forward-looking statements.

Contact

Inpixon Investor Relations:

CORE IR

Scott Arnold, Managing Director

+1 516-222-2560

www.coreir.com